Exhibit 4.2


                                     BY-LAWS

                                       OF

                              HEILIG-MEYERS COMPANY

                             AS AMENDED AND RESTATED

                                  June 16, 1999

                               ARTICLE 1 - OFFICES


         A. The principal office of the Corporation shall be at 12560 West Creek Parkway, Richmond, Virginia. The Corporation may also have offices at such other places, within or without the State of Virginia, as the Board of Directors may, from time to time, appoint, or the business of the Corporation may require.
         B. The registered office of the Corporation shall be its initial registered office as shown in the Articles of Incorporation or at such other place in Virginia as the Board of Directors shall, from time to time, appoint, and may, but need not, be at the principal office of the Corporation.

                     ARTICLE II - STOCK AND OTHER SECURITIES

         A. Certificates of Stock shall be in such form as is required by law and approved by the Board of Directors. Each stockholder shall be entitled to a certificate signed by either the Chairman of the Board and Chief Executive Officer or a Vice President, and by either the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary or any other officer authorized by resolution of the Board of Directors. Each certificate may (but need not) be sealed with the seal of the Corporation or a facsimile thereof.
         B. The signatures of the officers upon a stock certificate, bond, note or debenture issued by the Corporation may be facsimiles if such stock certificate is countersigned by a transfer agent or registered by a registrar, other than the Corporation itself or an employee of the Corporation, or if such bond, note or debenture is countersigned or otherwise

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authenticated by the signature of a trustee. If any officer who has signed, or whose facsimile signature has been placed upon, a stock certificate, bond, note or debenture, shall have ceased to be such officer before such certificate, bond, note or debenture is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.
         C. Only stockholders of record on the stock transfer books of the Corporation shall be entitled to be treated by the Corporation as the holders of the stock standing in their respective names, and except to the extent, if any, required by law, the Corporation shall not be obligated to recognize any equitable or other claim to, or interest in, any share on the part of any other person, whether or not it shall have express or other notice thereof.
         D. Transfers of stock shall be made on the stock transfer books only upon surrender of the certificate therefor, endorsed or accompanied by a written assignment signed by the holder of record or by his duly authorized attorney-in-fact. The Board of Directors may, from time to time, make reasonable regulations governing transfers of stock and other securities. No share shall be transferred, unless otherwise required by law, if such transfer would violate the terms of any written agreement to which the Corporation, and either the transferor or transferee, is a party.
         E. In case of the loss, mutilation or destruction of a stock certificate, bond, note or debenture, a duplicate may be issued upon such terms, and bearing such legend, if any, as the Board of Directors may lawfully prescribe.

                       ARTICLE III - STOCKHOLDERS' MEETING

         A. Meetings of the stockholders shall be held at the principal office of the Corporation, or at such other place, within or without the State of Virginia, as the Board of Directors may designate from time to time. At least ten (10)

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days before each meeting, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, with the address and number of shares held by each, shall be prepared, kept on file subject to inspection by any stockholder during regular business hours, at the principal office of the Corporation or its registered office or the office of its transfer agent or registrar.
         B. The annual meeting of the stockholders shall be held on the second Wednesday of July of each year (and if such day is a legal holiday, on the next business day) or such other date as may be set by the Board of Directors, for the purpose of electing Directors and transacting such other business as may properly come before the meeting.
         C. Special meetings of the stockholders may be called by the Chairman of the Board and Chief Executive Officer, the President, the Secretary or the Board of Directors.
         D. Written notice stating the place, day and hour of the meeting, and, in the case of a special meeting (or required by law or the Articles of Incorporation or these By-Laws), the purpose or purposes for which the meeting was called, shall be given to each stockholder entitled to vote at such meeting. Such notice shall be given either personally or by mail, by or at the direction of the officer or other person or persons calling the meeting not more than sixty (60) days nor less than ten (10) days before the date of the meeting (except that such notice shall be given not less than twenty-five (25) days before a meeting called to act on a plan of merger of consolidation, or on proposal to amend the Articles of Incorporation or to reduce stated capital, or to sell,, lease, exchange, mortgage or pledge for a consideration other than money, all or substantially all the property or assets of the Corporation, if not in the usual and regular course of its business and such notice shall be accompanied by a copy of any proposed amendment or plan of reduction, merger or consolidation). Notice to a stockholder shall be deemed given when deposited in the United States mail,

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with postage prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation.
         Any stockholder who attends a meeting shall be deemed to have had timely and proper notice of the meeting, unless the attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.
         E. Notice of any meeting may be waived, and any action may be taken by the stockholders without a meeting if a consent in writing, setting forth the action to be taken, shall be signed by all the stockholders entitled to vote thereon, in accordance with the Virginia Stock Corporation Act.
         F. The stock transfer books may be closed by order of the Board of Directors for not more than seventy (70) days for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of the stockholders or any adjournment thereof (or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other purpose). In lieu of closing such books, the Board of Directors may fix in advance, as the record date for any such determination, a date not more than seventy (70) days before the date on which such meeting is to be held (or such payment is to be made, or other action requiring such determination is to be taken). If the books are not thus closed or the record date is not thus fixed, then the date on which the notice of the meeting was mailed (or on which such dividend is declared or such other action approved by the Board of Directors) shall be the record date.
         G. The Chairman of the Board and Chief Executive Officer or the President shall preside as Chairman over the meetings of stockholders. If neither the Chairman of the Board and Chief Executive Officer nor the President is present, the meeting shall elect a chairman. The Secretary, or, in his absence, an Assistant Secretary, shall act as Secretary of such meeting. If

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no such officer is present, the chairman shall appoint the Secretary of the meeting.
         H. One or more inspectors of election may be appointed by the Board of Directors before each meeting of the stockholders; and if no such appointment has been made, or if any inspector thus appointed shall not be present, the Chairman may, and if requested by stockholders holding in the aggregate at least one-fifth (1/5) of the stock entitled to vote at the meeting shall, appoint such an inspector or inspectors to determine the qualifications of voters, the validity of proxies and the number of shares represented at the meeting, to supervise voting, and to ascertain the results thereof.
         I. A stockholder may vote either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from its date unless otherwise provided in the proxy. A proxy may be revoked at any time before the shares to which it relates are voted by written notice, which may be in the form of a substitute proxy to the secretary of the meeting. A proxy apparently executed in the name of a partnership or other Corporation, or by one of several fiduciaries, shall be presumed to be valid until challenged, and the burden of proving invalidity shall rest upon the challenger.
         J. The procedure at each meeting of the stockholders shall be determined by the Chairman of the meeting, and (subject to paragraph H of this Article III) the vote on all questions before any meeting shall be taken in such manner as the Chairman prescribes. However, upon the demand of stockholders holding in the aggregate at least one-fifth (1/5) of the stock entitled to vote on any questions, such vote shall be by ballot.

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         K. A quorum at any meeting of stockholders shall be a majority of the shares entitled to vote, represented in person or by proxy. The affirmative vote of a majority of such quorum shall be the act of the stockholders, unless a greater vote is required by the Virginia Stock Corporation Act or the Articles of Incorporation (except that in elections of directors, those receiving the greatest number of votes shall be elected even though less than such a majority). Less than a quorum may, by the vote of a majority of the shares present and entitled to vote, adjourn the meeting to a fixed time and place, without further notice; and if a quorum shall then be present in person or by proxy, any business may be transacted which might have been transacted if a quorum had been present at the meeting as originally called.
         L. All committees of stockholders created at any meeting of the stockholders shall be appointed by the Chairman of the meeting unless otherwise directed by the meeting.

                         ARTICLE IV - BOARD OF DIRECTORS

         A. The Board of Directors shall consist of nine (9) persons, none of whom need be residents of Virginia or stockholders of the Corporation. Nominations for the election of directors may be made by the Directors or a nominating committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors. A stockholder entitled to vote in the election of directors may nominate one or more persons for election as a director at an annual or special meeting of stockholders only if written notice of such stockholder's intent to make such nomination has been given, either by personal delivery to the Secretary of the Corporation not later than the close of business on the tenth day following the date on which notice of such meeting is first mailed to stockholders or by Untied States mail, postage prepaid, to the Secretary of the Corporation postmarked not later than the tenth day following the date on which notice of such meeting is first mailed to stockholders. Each notice required by this section shall set forth: (1) the name and address of the stockholder who intends to make the nomination; (2) the name, address, and principal occupation of each proposed nominee; (3) a

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representation that the stockholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and (4) the consent of each proposed nominee to serve as a director of the Corporation if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.
         B. Regular meetings of the Board of Directors may be held without notice at such time and place as the Board of Directors may designate from time to time (and, in the absence of such designation, at the principal office of the Corporation). A regular meeting shall be held as soon as practicable after each annual meeting of the stockholders for the purpose of electing officers and transacting such other business as may properly come before the meeting.
         C. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board and Chief Executive Officer or by any director.
         D. Notice of the time and place of each special meeting shall be given to each director either by mail, telegraph, or written communication delivered to the address of such director as it appears in the records of the Corporation, at least twenty-four (24) hours before such meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or any waiver of notice of such meeting.
                  A director who attends a meeting shall be deemed to have had timely and proper notice thereof, unless he attends for the express purpose of

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objecting to the transaction of any business because the meeting is not lawfully called or convened.
         E. Notice of any meeting may be waived, and any action may be taken by the Board of Directors (or by any committee thereof) without a meeting if a consent in writing, setting forth the action taken, shall be signed by all the directors (or members of the committee, as the case may be), in accordance with the Virginia Stock Corporation Act.
         F. Each director shall be elected to hold office until the next succeeding annual meeting, and shall hold office until his successor shall have been elected and qualifies, or until such earlier time as he shall resign, die or be removed. No decrease in the number of directors by amendment to these By-Laws shall change the term of any incumbent director.
         G. Any director may be removed, with or without cause, by a vote of the holders of a majority of the number of shares entitled to vote at an election of directors.
         H. Any vacancy in the Board of Directors (including any vacancy resulting from an increase of not more than thirty percent (30%) of the number of directors last elected by the shareholders) may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum, unless filled by the stockholders.
         I. A quorum at a meeting of the Board of Directors shall be a majority of the number of directors fixed by these By-Laws. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.
         J. An Executive Committee consisting of at least two (2) or more directors may be designated by a resolution adopted by a majority of the number of directors fixed by these By-Laws. To the extent provided in such resolution, such Executive Committee shall have and may exercise all of the authority of the Board of Directors except as otherwise provided by the Virginia Stock
Corporation Act.

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                  Other committees with limited authority may be designated by resolution adopted by a majority of the directors present at a meeting at which a quorum is present.
                  Regular meetings of any committee may be held without notice at such time and place as shall be fixed by a majority of the committee. Special meetings of any committee may be called at the request of the Chairman of the Board and Chief Executive Officer or any member of the committee. Notice of such special meetings shall be given by the Chairman of the Board and Chief Executive Officer or any member of any such committee, and shall be deemed duly given, or may be waived, or action may be taken without a meeting, as provided in paragraphs D and E of this Article IV. A majority of any such committee shall constitute a quorum, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of the committee, unless otherwise provided by the Board of Directors.

                   ARTICLE V - OFFICERS, AGENTS AND EMPLOYEES

         A. The officers of the Corporation shall be a Chairman of the Board and Chief Executive Officer, a President, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors at the regular meeting of the Board of Directors to be held as soon as practicable after each annual meeting of the stockholders, and any officer may be elected at any meeting of the Board of Directors. Any officer may hold more than one office and he may, but need not be a director, except that the same person may not be Chairman of the Board and Chief Executive Officer and Secretary, and the Chairman of the Board and Chief Executive Officer shall be a director. The Board may elect one or more Vice Presidents and any other officers and assistant officers and may fill any vacancies. The officers shall have such authority and perform such duties as generally pertain to their offices and as may lawfully be provided by these By-Laws or by resolution of the Board of Directors not inconsistent with these By-Laws.

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         B. The Chairman of the Board and Chief Executive Officer shall have general supervision over, responsibility for, and control of the other officers, agents, and employees of the Corporation and shall preside as Chairman at meetings of the stockholders and the directors. The Chairman of the Board and Chief Executive Officer shall also perform such duties and shall also have such authority as may lawfully be required of or conferred upon him by the Board of Directors.
         C. The President and each Vice President shall perform such duties and shall have such authority as may be lawfully required of or conferred upon him by the Chairman of the Board and Chief Executive Officer or the Board of Directors. The President shall, during the absence, disqualification, or incapacity of the Chairman of the Board and Chief Executive Officer, exercise all the functions and perform all the duties of the Chairman of the Board and Chief Executive Officer.
         D. The Secretary shall, as Secretary of the meeting, record all proceedings at stockholders' meetings and directors' meetings, in books kept for that purpose. He shall maintain the record of stockholders of the Corporation, giving the names and addresses of all stockholders and the number, classes and series of the shares held by each; and, unless otherwise prescribed by the Board of Directors, he shall maintain the stock transfer books.
         E. The Treasurer shall have custody of all moneys and securities of the Corporation. He shall deposit the same in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors, disburse the funds of the Corporation as may be required, and cause books and records of account to be kept in accordance with generally accepted accounting practices and principles.

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         F. During the absence, disqualification, or incapacity of any officer of the Corporation other than the Chairman of the Board and Chief Executive Officer, the Chairman of the Board and Chief Executive Officer may by written order, or the Board of Directors may by resolution, delegate the power of each such officer to any other officer or employee of the Corporation.
         G. Each officer shall be elected to hold office until the next succeeding regular meeting of the Board of Directors to be held as soon as practicable after each annual meeting of the stockholders, or for such longer or shorter term as the Board of Directors may lawfully specify; and he shall hold office until his successor shall have been elected and qualified, or until such earlier time as he shall resign, die or be removed.
         H. Any officer may be removed, with or without cause, at any time whenever the Board of Directors in its absolute discretion shall consider that the best interests of the Corporation would be served thereby. Any officer or agent appointed otherwise than by the Board of Directors may be removed with or without cause at any time by any officer having authority to appoint such an officer or agent, except as may be otherwise provided in these By-Laws, whenever such officer in his absolute discretion shall consider that the best interests of the Corporation will be served thereby. Any such removal shall be without prejudice to the recovery of damages for breach of the contract rights, if any, of the person removed. Election or appointment of an officer or agent shall not of itself create contract rights.
         I. Checks, drafts, notes and orders for the payment of money shall be signed by such officer or officers or such other person or persons as the Board of Directors may, from time to time, authorize, and any endorsement of such paper in the ordinary course of business shall be similarly made, except that

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any officer or assistant officer of the Corporation may endorse checks, drafts or notes for collection or deposit to the credit of the Corporation. The signature of any such officer or other person may be a facsimile when authorized by the Board of Directors.
         J. Unless otherwise provided by resolution of the Board of Directors, the Chairman of the Board and Chief Executive Officer may, from time to time, himself or by such proxies, attorneys, or agents of the Corporation as he shall designate in the name and on behalf of the Corporation, cast the votes to which the Corporation may be entitled as a stockholder or otherwise in any other Corporation, at meetings, or consent in writing to any action by any such Corporation. He may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies consents, waivers, or other instruments as he may deem necessary or desirable in the premises.

                                ARTICLE VI - SEAL

         The seal of the Corporation shall be a flat-face circular die, of which there may be any number of counterparts or facsimiles, in such form as the Board of Directors shall, from time to time, adopt as the corporate seal of the Corporation.

                            ARTICLE VII - AMENDMENTS

         These By-Laws may be repealed or changed, and new By-Laws made, by the stockholders entitled to vote at any annual or special meeting, or by the Board of Directors at any regular or special meeting. By-Laws made by the directors may be repealed or changed by the stockholders; and By-Laws made by the stockholders may be repealed or changed by the directors, except as, and to the extent that, the stockholders prescribe that the By-Laws, or any specified By-Law, shall not be altered, amended or repealed by the directors.

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